Exhibit 10.5
PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of the 29th day of March, 2010, by Fund.com, Inc., a Delaware corporation (the “Pledgor”), in favor of Albert Hallac, on behalf of himself and the other Hallac Members who have executed this Agreement (individually and collectively, the “Secured Party”, and together with the Pledgor, collectively, the “Parties”), and Zukerman Gore Brandeis & Crossman, LLP (the “Collateral Agent”).

WHEREAS, the Pledgor and the Secured Party are parties to that certain Securities Purchase and Restructuring Agreement, dated as of March 26, 2010, by and among Weston Capital Management, LLC, a Delaware limited liability company (the “Company”), PBC-Weston Holdings, LLC, a Delaware limited liability company, the Pledgor and the Secured Party (the “Restructuring Agreement”);

WHEREAS, pursuant to the Restructuring Agreement, among other things, the Pledgor is acquiring 50.9% of the membership interests of the Company (the “Membership Interests”) from the Hallac Members for $5.5 million, of which $5.0 million dollars will be evidenced by a Senior Secured Variable Principal Amount Promissory Note (the “Reset Note”) attached as Exhibit A hereto (unless otherwise defined herein, capitalized terms shall have the same meaning as defined in the Reset Note);

WHEREAS, the Pledgor has agreed to pledge to the Secured Party pursuant to this Agreement all of the Membership Interests it has acquired from the Hallac Members in order to secure the Pledgor’s obligations under the Reset Note; and

WHEREAS, the Collateral Agent has been appointed by the Secured Party to act as the representative of the Secured Party for all purposes under this Agreement.

NOW, THEREFORE, the Pledgor agrees as follows:

1.   OBLIGATIONS SECURED.  This Agreement secures (a) the payment in full of the $2,450,000 Installment Payment due and owing by the Pledgor to the Secured Party under the Reset Note, and (b) the payment and performance of all other agreements, obligations and covenants of the Pledgor to the Secured Party under the Reset Note (including, without limitation, any and all payment obligations, restrictive covenants, Liquidity Rights and other obligations that may arise at any time whatsoever pursuant to the Restructuring Agreement, including but not limited to the provisions set forth in Article 5, Article 7 and Article 8 thereof, including, without limitation, after any election by the Holders to cause a Mandatory Prepayment and Conversion of the Reset Note in whole or in part and for so long as any member of the Secured Party beneficially owns any “Note Shares” (as defined in the Restructuring Agreement)) (collectively, the “Obligations”).

2.   PLEDGE.  In consideration of the Secured Party having extended credit to Pledgor pursuant to the Reset Note, the Pledgor hereby pledges and grants to the Secured Party, as security for the Obligations, a first priority lien and security interest in 50.9% of the Membership Interests (subject to any pro rata dilution or adjustment that would result solely from actions taken by the Company from and after the date hereof that do not result in any default or violation of the provisions of the Reset Note, this Agreement or the Restructuring Agreement) held by the Pledgor and described on Exhibit B attached hereto and the instruments representing such Membership Interests, and all cash, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Membership Interests (collectively, the “Pledged Collateral”).  The Pledged Collateral is hereby expressly governed by Article 8 of the New York Uniform Commercial Code.

3.   THE COLLATERAL AGENT.  The Collateral Agent agrees to hold the Pledged Collateral and to perform its obligations in accordance with the terms and provisions of this Agreement.  The Parties agree that the Collateral Agent shall not assume any responsibility for the failure of the Parties or the Company to perform in accordance with the Restructuring Agreement, the Reset Note and any other agreements related to the foregoing.  The acceptance by the Collateral Agent of its responsibilities hereunder is subject to the following terms and conditions which the parties hereto agree shall govern and control with respect to the Collateral Agent's rights, duties and liabilities hereunder:

(a)   Documents.  The Collateral Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Collateral Agent in good faith believes to be genuine and what it purports to be.  The Collateral Agent shall be entitled to rely upon and shall be fully protected in acting upon any written notices or instructions provided by the Secured Party, including but not limited pursuant to Section 9(a) hereof.  Should it be necessary for the Collateral Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, partnership, fiduciary or individual acting on behalf of another party hereto, it shall not be necessary for the Collateral Agent to inquire into such corporation's, partnership's, fiduciary's or individual's authority.  The Collateral Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity on behalf of any of the Parties.

(b)   Status.  The Collateral Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to the Parties.  No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any principal-agent, trust, joint venture, partnership, debtor-creditor or attorney-client relationship between or among the Collateral Agent, the Parties or the Company.  To the extent any beneficiary under this Agreement is or has been represented by the Collateral Agent, such beneficiary hereby waives any conflict of interest and irrevocably authorizes and directs the Collateral Agent to carry out the terms and provisions of this Agreement fairly as to all parties, without regard to any such representation.  The Collateral Agent’s only duties are those expressly set forth in this Agreement, and the Secured Party authorizes the Collateral Agent to perform those duties in accordance with its usual practices.  The Collateral Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law, or perform any of its duties under this Agreement by or through its partners, employees, attorneys, agents or designees.  Notwithstanding the foregoing, the Pledgor expressly acknowledges that it is aware that the Collateral Agent has previously and is currently representing the Secured Party (and certain of its affiliates) on certain matters, including but not limited to the transactions contemplated by the Restructuring Agreement and the Reset Note, and nothing herein shall prevent or preclude the Collateral Agent from continuing to represent the Secured Party and its affiliates in any fashion or with respect to any matter whatsoever, including but not limited to, any dispute relative to the Pledged Collateral, this Pledge Agreement, the Restructuring Agreement, the Reset Note , the Fifth Amended and Restated Operating Agreement of the Company or in connection with any matter relative to the Secured Party ( or any affiliate thereof), the Pledgor or otherwise.

(c)   Discharge of Collateral Agent.  Upon delivery of all of the Pledged Collateral pursuant to the terms hereof or to a successor collateral agent, or upon the termination of this Agreement, the Collateral Agent shall thereafter be discharged from any further obligations hereunder.  The Collateral Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered or issued, and all final arbitration awards and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

(d)   Disputes; Interpleader.  In the event that (i) any dispute shall arise between the Parties with respect to the disposition or disbursement of any of the assets held hereunder or (ii) the Collateral Agent shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Agreement whether because of conflicting demands by the other parties hereto or otherwise, the Collateral Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets.  The parties hereto other than the Collateral Agent further agree to pursue any redress or recourse in connection with such a dispute, without making the Collateral Agent a party to the same.

(e)   Limitations on Collateral Agent Duties.  The Collateral Agent shall have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement.  The Collateral Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Reset Note, Restructuring Agreement and any other agreements relating to the foregoing.  This Agreement sets forth all matters pertinent to the collateral agency contemplated hereunder, and no additional obligations of the Collateral Agent shall be inferred from the terms of this Agreement or any other agreement

(f)   Court Orders.  In the event that any Pledged Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Collateral Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Collateral Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(g)   Exculpation.  The Collateral Agent and its designees, and each of their respective partners, members, employees, attorneys and agents, shall not incur any liability whatsoever for the taking of any action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person engaged by the Collateral Agent in connection with this Agreement other than those attributable to the gross negligence or willful misconduct as finally determined pursuant to applicable law by a court or governmental authority having jurisdiction; and each of the Parties hereby irrevocably waives any and all claims and actions whatsoever against the Collateral Agent and its designees, and each of their respective partners, members, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances other than those of gross negligence or willful misconduct as finally determined pursuant to applicable law by a court or governmental authority having jurisdiction.

(h)   Resignation or Termination of Collateral Agent.  The Collateral Agent shall have the right to resign at any time by giving written notice of such resignation to the Secured Party and the Pledgor and the Secured Party and the Pledgor shall have the right to terminate the services of the Collateral Agent hereunder at any time by giving a joint written notice of such termination to the Collateral Agent, in each case specifying the effective date of such resignation or termination.  Within thirty (30) days after receiving or delivering the aforesaid notice, as the case may be, the Secured Party and the Pledgor agree to appoint a successor collateral agent to which the Collateral Agent shall surrender the Pledged Collateral then held hereunder to such successor collateral agent.  Except as otherwise agreed to in writing by the Parties, no Pledged Collateral shall be released unless and until a successor collateral agent has been appointed in accordance with this Section 3(h).

4. COVENANTS OF THE PLEDGOR.

(a)   The Pledgor will defend the Pledged Collateral against the claims and demands of all other parties, will keep the Pledged Collateral free from all other security interests, liens or other encumbrances and will not sell, transfer, lease, assign, deliver or otherwise dispose of any Pledged Collateral or any interest therein without the prior written consent of the Secured Party;

(b)   Without the prior written consent of the Secured Party, the Pledgor will not change its address, will not change the address at which all records concerning the Pledged Collateral are kept and will not make any change in the Pledgor’s name, identity or organizational status, unless it has given thirty days prior written notice thereof to the Secured Party;

(c)   The Pledgor will pay all taxes, assessments and other charges of every nature that may be levied or assessed against the Pledged Collateral and which, if unpaid, would become a lien against any of the Pledgor’s assets, except to the extent the Pledgor is reasonably contesting in good faith any such tax, assessment or other charge with an adequate reserve provided therefore; and

(d)   The Pledgor will provide to the Secured Party, in form reasonably satisfactory to the Secured Party, promptly upon the request of the Secured Party, all information relating to the Pledgor and to the business, operations, assets, affairs or condition (financial or other) of the Pledgor that is so requested.

5.   PROCEEDS.  Except as otherwise provided in the Restructuring Agreement and Reset Note, as long as no Event of Default (as defined below), has occurred, the Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all distributions and other payments paid in respect of the Pledged Collateral.

6.   NO LIABILITY AS MEMBER.  The Secured Party shall have no liability or duties as a member of the Company or for any obligations of the Pledgor, unless and until the Secured Party, or his assignee(s) enforces this pledge and becomes a member and then only from and after the date of becoming a member of the Company.

7.   NOTIFICATION AND PAYMENTS.  The Secured Party may notify the Pledgor in writing, at any time after the occurrence of an Event of Default (as hereinafter defined), and without waiving in any manner the pledge, that any distributions and other payments on account of and from the Pledged Collateral received by the Pledgor (a) shall be held by the Pledgor in trust for the Secured Party in the same medium in which received, (b) shall not be commingled with any assets of the Pledgor and (c) shall be turned over to the Secured Party not later than the next business day following the day of its receipt.

8.   EVENTS OF DEFAULT.  The happening of any of the following events shall constitute an “Event of Default” hereunder: (a) the occurrence and continuation of an “Event of Default” as defined in Section 8 of the Note, (b) the default by the Pledgor in the performance of any Obligation or undertaking or any representation or warranty in this Agreement (and the failure of the Pledgor to cure such default during any applicable cure period under the Reset Note), (c) the filing of any voluntary or involuntary petition under any chapter of the United States Bankruptcy Code or any similar federal or state statute by or against the Pledgor, (d) the application for the appointment of a receiver or a custodian under the United States Bankruptcy Code or applicable state law of any property of the Pledgor, the making of a general assignment for the benefit of the creditors of the Pledgor, the insolvency of the Pledgor however evidenced or the failure of the Pledgor to pay its debts as they mature or (e) the issuing of any attachment, execution or other process or the filing of any lien against any of the Pledged Collateral.

9.   REMEDIES.  Upon the occurrence of an Event of Default:

(a)   The Secured Party may, at any time and from time to time without notice to the Pledgor, instruct the Collateral Agent to transfer the Pledged Collateral into its name or the name of its nominee without reference to this Agreement or the interest granted to the Secured Party in this Agreement; and

(b)   The Secured Party may, in its sole discretion, declare all or any part of the Obligations due and payable immediately without demand or notice of any kind.

10.   ELECTION OF REMEDIES BY SECURED PARTY.

(a)           All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Secured Party of its remedies under this Agreement shall be applied promptly from time to time by the Secured Party first to the payment of the reasonable expenses (including, but not limited to, reasonable and documented attorneys’ fees) incurred by the Secured Party as a result of any Event of Default and then to payment of the Obligations.

(b)           NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXPRESS OR IMPLIED, CONTAINED IN THE RESTRUCTURING AGREEMENT, THE RESET NOTE OR IN THIS AGREEMENT, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, IN LIEU OF THE REMEDIES SET FORTH IN HEREIN AND NOTWITHSTANDING ANY OTHER OBLIGATIONS OF A SECURED PARTY UNDER THE UNIFORM COMMERCIAL CODE WITH RESPECT TO THE DISPOSITION OF COLLATERAL OR PLEDGED ASSETS, THE SECURED PARTY MAY ELECT TO ACCEPT AND TAKE LEGAL AND BENEFICIAL OWNERSHIP AND TITLE TO ALL OF THE PLEDGED COLLATERAL (OR ASSIGN SUCH PLEDGED COLLATERAL TO ITS DESIGNEE(S)) AS FULL AND COMPLETE LIQUIDATED DAMAGES AND IN FULL SATISFACTION OF ALL PAYMENT OBLIGATIONS IN RESPECT OF ALL OF THE OBLIGATIONS.  THE EXERCISE BY SECURED PARTY OF THE REMEDY UNDER THIS SECTION 10(b) SHALL NOT RELIEVE THE PLEDGOR OF ITS OTHER OBLIGATIONS UNDER THE RESTRUCTURING AGREEMENT OR OTHER “TRANSACTION DOCUMENTS” (AS THAT TERM IS DEFINED IN THE RESTRUCTURING AGREEMENT, BUT EXCLUDING THE RESET NOTE).

11.   EXPENSES.  The Pledgor will upon demand pay to the Secured Party the amount of any and all reasonable and documented expenses, including the reasonable and documented fees and expenses of its counsel, which the Secured Party may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Secured Party hereunder or (c) the failure by the Pledgor to perform or observe any of the provisions hereof.

12.   MISCELLANEOUS.

(a)   No course of dealing and no delay or omission by the Secured Party in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  The Secured Party may remedy any default by the Pledgor hereunder or with respect to any of the Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Pledgor.  All rights and remedies of the Secured Party hereunder are cumulative and are in addition to any and all rights and remedies available to the Secured Party under the Uniform Commercial Code and other applicable law in effect from time to time.

(b)   The rights and benefits of the Secured Party hereunder shall, if the Secured Party so agrees, inure to any party acquiring any interest in the Obligations or any part thereof.

(c)   The Secured Party and the Pledgor shall include the heirs, distributees, executors or administrators, successors and assigns of those parties.

(d)   In the event that the Pledgor shall default in making the Installment Payment under the Reset Note and Restructuring Agreement, when due, the Collateral Agent shall have no liabilities or obligations hereunder, other than to act immediately upon and in accordance with the written instructions of the Secured Party.  Subject to Article 3 hereof, if any other Event of Default hereunder shall occur and be continuing the Collateral Agent shall act in accordance with the written instructions of the Secured Party not earlier than ten (10) days following receipt such written instructions, a copy of which the Collateral Agent shall furnish to the Pledgor not later than ten (10) days before the Collateral Agent shall take any action in accordance with the instructions of Secured Party.

(e)   No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be binding except by a written agreement subscribed by the Pledgor and by the Secured Party.

(f)   This Agreement and the transactions evidenced hereby shall be construed under the laws of New York as the same may from time to time be in effect.  All terms, unless otherwise defined in this Agreement or in any financing statement, shall have the definitions set forth in the Uniform Commercial Code adopted in New York, as the same may from time to time be in effect.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

(g)   This Agreement is and is intended to be a continuing security agreement and shall remain in full force and effect until all of the Obligations and any extensions or renewals thereof shall be indefeasibly paid in full.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning or construction of any provision of this Agreement.

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IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Agreement as of the date first above written.

FUND.COM, INC.

By:	/s/ Gregory Webster
Name: Gregory Webster
Title: Chief Executive Officer

SECURED PARTY
/s/ Albert Hallac
ALBERT HALLAC

/s/ Mitzi Hallac Liotta
MITZI HALLAC LIOTTA

/s/ Joanna Hallac
JOANNA HALLAC

/s/ Jeffrey Hallac
JEFFREY HALLAC

/s/ Russell Hallac
RUSSELL HALLAC

/s/ Victor Elmaleh
VICTOR ELMALEH

COLLATERAL AGENT:
ZUKERMAN GORE BRANDEIS & CROSSMAN LLP

BY

EXHIBIT B
DESCRIPTION OF MEMBERSHIP INTERESTS

Membership Interest certificate #2, representing 5,090 Membership Interests owned of record and beneficially by Fund.com, Inc., or 50.9% of the aggregate 10,000 Membership Interests of Weston Capital Management LLC that are issued and outstanding and owned of record and beneficially by Fund.com, Inc.